UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 14, 2006

UTEK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15941	59-3603677
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2109 Palm Avenue

Tampa, FL 33605

(Address of principal executive offices and zip code)

(Registrant’s telephone number, including area code) (813) 754-4330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. OTHER EVENTS

Multimedia Control Technologies, Inc., a subsidiary of UTEK Corporation (AMEX & LSE-AIM: UTK), was acquired by DME Interactive Holdings, Inc., in a tax-free stock-for-stock exchange. DME Interactive Holdings, Inc. issued 4,426,136 shares of unregistered common stock to UTEK Corporation in exchange for 100% of the issued and outstanding shares of Multimedia Control Technologies, Inc. The shares acquired in the exchange are restricted and may only be resold pursuant to the requirements of the Securities Act of 1933. The value of the consideration will be determined based on a valuation in accordance with UTEK’s valuation policy as of the closing date of the transaction.

Multimedia Control Technologies, Inc. holds a license for a software technology that facilitates the protection of multimedia content developed by The University of Maryland. The technology has the potential of preventing illegal redistribution of information.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable

(c)	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2006	UTEK CORPORATION

/s/ Carole R. Wright
Carole R. Wright
Chief Financial Officer